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                                                                   EXHIBIT 10.18

TRANSAMERICA
BUSINESS CREDIT

August 26, 1997

Mr. Richard Stoltz
Chief Financial Officer
EXODUS COMMUNICATIONS, INC.
2650 San Tomas Expressway
Santa Clara, CA  95051

Dear Dick:

Transamerica Business Credit Corporation - Technology Finance Division ("Lender") is pleased to offer financing for the Equipment described in this letter to Exodus Communications, Inc. ("Borrower"). This Commitment supersedes all prior correspondence, proposals, and oral or other communications relating to financing arrangements between Borrower and Lender.

The outline of this offer is as follows:

Borrower:                    EXODUS COMMUNICATIONS, INC.
--------
Lender:                      Transamerica Business Credit Corporation -
------                       Technology Finance Division

Equipment:                   Data Center Equipment, including computers,
---------                    servers, routers, switches, CSU/DSU, UPS, and other
                             related equipment. Software and leasehold improvements financed hereunder may comprise up to 40% of Equipment Cost. All Equipment subject to review and approval by Lender prior to funding.

Equipment Cost:              Up to $6,5000,000.00.
--------------

Equipment Location:          To be identified by Borrower and acceptable to
------------------           Lender. Collateral Access Agreement will be
                             required for each Data Center location.

Security:                    Lender shall receive a perfected first priority
--------                     security interest in the Equipment described above,
                             including, without limitation, all additions, improvements, repairs, appurtenances, substitutions and attachments, and all cash and non-cash proceeds
                             (including insurance proceeds) of the foregoing.

Anticipated Delivery:        September 1, 1997 - December 31, 1997
--------------------

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Loan Term Commencement:      Upon delivery of the Equipment or upon each
----------------------       completion of deliveries of items of Equipment
                             with aggregate cost of not less than $150,000, but no later than December 31, 1997.

Term:                        From each Loan Term Commencement until 42 months
----                         from the first day of the month next following or
                             coincident with that Loan Term Commencement.

Monthly Payment:             Monthly Payment equal to 2.89131% of Equipment Cost
---------------              will be payable monthly in advance. The first
                             month's payment will be due and payable upon signing each Loan.

Adjustment to                The Lender reserves the right to increase or
-------------                decrease the Monthly Payment as of the Loan Term
Payments                     Commencement proportionally to the change in the
--------                     weekly average of the interest rates of like date
                             of each term US Treasury Securities from 6.30%. As of the date of each Loan Term Commencement, the Monthly Payment will be fixed for the term. A schedule of the actual Monthly Payment will be provided by the Lender following each Loan Term
                             Commencement.

Interim Payment:             An Interim Payment will accrue from each Loan Term
---------------              Commencement until the next following first day of
                             a month (unless the Loan Term Commencement is on the first day of a month). The Interim Payment will be calculated at the daily equivalent of the all-in rate and will be payable with the first payment.

Balloon Payment:             At the end of the 42 month Loan, the Borrower will
---------------              make one final balloon payment equal to 10% of the
                             original principal amount of each Loan, plus any other amounts due and owing to Lender.

Insurance:                   Prior to any delivery of Equipment, the Borrower
---------                    will furnish confirmation of insurance acceptable
                             to the Lender covering the Equipment including primary, all risk, physical damage, property damage and bodily injury with appropriate loss payee endorsement in favor of the Lender.

                                       2
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Condition Precedent          Each Loan will be subject to the following:
-------------------          1.  No material adverse change in the financial
to Lending:                      condition, operations or prospects of the
----------                       Borrower prior to funding.
                             2.  Completion of the documentation and final terms
                                 of the proposed financing satisfactory to Lender and Lender's counsel.
                             3.  Results of all due diligence, including lien,
                                 judgment and tax searches, reference calls and other matters Lender may request shall be satisfactory to Lender and Lender's counsel.
                             4.  Receipt by Lender of duly executed loan
                                 documentation in form and substance
                                 satisfactory to Lender and its counsel.
                             5.  Lender shall receive a valid and perfected
                                 first priority lien and security interest in the Equipment and Lender shall have received satisfactory evidence that there are no liens on the Equipment except as expressly permitted herein.
                             6.  Lender shall receive an option of Borrower's
                                 counsel in form and substance satisfactory to Lender and its counsel.

Warrant Coverage:            In consideration of the Lender's commitment to the
----------------             Borrower to provide equipment financing in
                             accordance with the terms generally outlined herein, Lender will be granted Warrants to purchase
                             95,588 shares of the common stock of the Borrower at an exercise price of $1.36 per share. The
                             Warrants will be exercisable for 7 years. The
                             Lender will have the option to exercise the Warrants without payment of the exercise price and receive only that number of shares which represents the value of the difference between the fair market value of the shares and the exercise price (i.e., "net issuance" or "cashless exercise"). Lender may retain or transfer the Warrants or shares issuable thereunder, in whole or in part, whether or not Lender sells the Loan or any participation therein.
                             The Warrants will be issued in two certificates for 47,794 shares each (one certificate in Lender's name and the other to Meirer Mitchell) upon execution of initial Loan documents.

Additional Covenants:        There will be no actual or threatened conflict
--------------------         with, or violation of, any regulatory statute,
                             standard or rule relating to the Borrower, its present or future operations, or the Equipment.

                             Borrower will be required to provide quarterly financial information. All information supplied by the Borrower will be correct and will not omit any statement necessary to make the information supplied not be misleading. There will be no material breach of the representations and warranties of the Borrower in the Loan.

                                       3
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Fees and Expenses:           The Borrower will be responsible for the Lender's
-----------------            reasonable expenses, not to exceed $5,000.00, in
                             connection with the closing of this transaction.

Law:                         This letter and the proposed Loan are intended to
---                          be governed by and construed in accordance with
                             Illinois law without regard to its conflict of law provisions.

Indemnity:                   Borrower agrees to indemnify and to hold harmless
---------                    Lender and its officers, directors and employees
                             against all claims, damages, liabilities and expenses which may be incurred by or asserted against any such person in connection with or arising out of this letter and the transactions contemplated hereby, other than claims, damages, liability, and expense resulting from such person's gross negligence or willful misconduct.

Confidentiality:             This letter is delivered to you with the
---------------              understanding that neither it nor its substance
                             shall be disclosed publicly or privately to any third person except those who are in a confidential relationship to you (such as your legal counsel and accountants), or where the same is required by law and then only on the basis that it not be further disclosed, which conditions Borrower and its agents agree to be bound by upon acceptance of this letter.

                             Without limiting the generality of the foregoing, none of such persons shall use or refer to Lender or to any affiliate name in any disclosures made in connection with any of the transactions without Lender's prior written consent.

                             Upon completion of the initial takedown by Borrower, the Borrower will no longer be required to obtain Lender's prior written consent to disclose the transaction contemplated hereby. In addition, the Borrower agrees to provide camera ready artwork of typestyles and logos of the Borrower for use in promotional material by the Lender.

Conditions of Acceptance:    This Commencement Letter is intended to be a
------------------------     summary of the most important elements of the
                             agreement to enter into a loan transaction with Borrower, and it is subject to all requirements and conditions contained in Loan documentation proposed by Lender or its counsel in the course of closing the Loans described herein. Not every provision that imposes duties, obligations, burdens, or limitations on Borrower is contained herein, but shall be contained in the final Loan documentation satisfactory to Lender and its counsel.

                                       4
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                             EACH OF THE PARTIES HERETO IRREVOCABLE AND
                             UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS LETTER OR THE TRANSACTION DESCRIBED IN THIS LETTER.

Application Fee:             The $20,000 Application Fee previously paid by
---------------              Borrower to Meier Mitchell will be forwarded to
                             Lender and will be first applied to the costs and expenses of the Lender in connection with the transaction (not to exceed $5,000), and any remainder shall be applied pro-rata to the second month's payment due under each Loan.

Commitment Expiration:       This Commitment shall expire on September 3, 1997,
---------------------        unless prior thereto either extended in writing by
                             the Lender or accepted as provided below by the Borrower.

Should you have any questions, please call me. If you wish to accept this Commitment, please so indicate by signing and returning the enclosed duplicate copy of this letter to me by September 3, 1997.

                                        Yours truly,

                                        TRANSAMERICA BUSINESS CREDIT CORP.
                                        TECHNOLOGY FINANCE DIVISION

                                             /s/ Gerald A. Michaud
                                        By: --------------------------------
                                            Gerald A. Michaud
                                            Senior Vice President - Marketing


Accepted this 28 day of August, 1997

EXODUS COMMUNICATIONS, INC.

    /s/ Richard S. Stoltz and Adam W. Wegner
By: -----------------------------------------
Typed or Printed Name:

Title: COO/CFO

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